2008 Fieldwork Summary Report
May 1-4 Mineral Claims
Monte Cristo Range Area
Devils Gate Quadrangle, 7 1/2'
Esmeralda County
Nevada, USA

Prepared by: James W. McLeod, P. Geo.

For: Nevwest Explorations Corp.

Dated: July 21, 2008

Table of Contents

Appendices

Illustrations

Summary

This report summarizes the fieldwork program conducted on behalf of Nevwest Explorations Corp. on their 100% owned May 1-4 mineral claims situated in the Monte Cristo Range area 29 airmiles west-northwest of the Town of Tonopah, Nevada. The property is road accessible by traveling west of Tonopah, NV for 27.7 miles on Highway 95 to Gilbert Junction. This gravel road is then taken to the north-northwest for 12 miles, through Devils Gate, to the property.

The work program was conducted during April 2008 at the request of the Board of Directors of the Company.

The May property consists of four contiguous, located, lode mineral claims that comprise a total of 82.64 acres.

One and possibly two mobile metal ion (MMI) soil samples with apparently anomalous gold exploration suite (GES) results were encountered during the Phase 1 exploration program. The GES is composed of the elements cobalt, gold, nickel, palladium and silver.

Interpretation and Conclusions

The property possibly appears in the historical record as the Eureka prospect in what may be called the South Gilbert area on the Gilbert Junction access road. The general area has received much attention (prospecting), trenching and underground workings as adits and shafts. Three shafts occur in the near center of the May 1-4 mineral claims. The previous local interest evidently occurred because of the property location and favorable geological setting in an area of known silver and gold indications.

The property area appears underlain by Tertiary age basalt exhibiting various degrees of alteration possibly caused by an intruding younger age "quartz-eye" rhyolite porphyry. The obvious main mineralized area on the property has been described as occurring near the center post position (shafts) and the occurrence of very fine grained black shaley sediments contacting possibly by faulting with the light colored rhyolite volcanic rock units. The outcroppings encountered and examined during the exploration program are along the western, central and eastern portions of the May 1-4 mineral claims. The


HUMBOLDT
ELKO
WASHOE
PERSHING
CHURCHILL
LANDER
EUREKA
WHITE PINE
MINERAL
NYE
ESMERALDA
LINCOLN
CLARK
Winnemucca
Wells
Elko
Carlin
Battle Mountain
Lovelock
Reno
Fernley
Fallon
Carson City
Austin
Eureka
Ely
Currant
Hawthorne
Tonopah
Goldfield
Caliente
Beatty
Las Vegas
PROPERTY LOCATION
0 25 50 100 MILES
0 50 100 KM.
J. W. McLEOD
BRITISH COLUMBIA
PROFESSIONAL GEOSCIENTIST
N

NEVWEST EXPLORATIONS CORP.

MAY 1-4 M.C. T3N-R38E, SEC. 16

DEVILS GATE QUADRANGLE

LOCATION MAP

ESMERALDA CO., NEVADA

SCALE: AS SHOWN	DATE: AUG. 2007
DRAWN BY: J.M.	FIGURE: 1

possibility of underlying volcanic rock units are suggested by examination of the surface veneer throughout the mineral claims (see Figure 5).

Nearly all of the mineral claim area has pockets of overburden covered areas and offers exploration potential. Some hydrothermal solutions caused by underlying intrusive and possibly related volcanic activity appear to have affected all parts of the property. In close proximity quartz veinlets of various sizes and angularity are observed to be present in varying amounts and may be the host of the GES values.

The object of the initial exploration undertaking was to assess areas that may require more detailed investigations to assist in determining their economic significance. The MMI-M data obtained from the initial exploration work on the May 1-4 mineral claims exhibit only two possibly anomalous results in the GES. Fill-in MMI soil sampling on the basis of the Phase 1 results is not recommended.

The analytical results were subjected to a statistical analysis. The statistical results obtained from the data allowed representation in the form of percentage distribution histograms for a variety of elements and particularly groups or suites of elements that are often found to occur together in ore situations and may be coincident in a variety of mineralogical settings. The table summarizes the results for the Gold Exploration Suite (GES) comprised of cobalt, gold, nickel, palladium and silver as this is the suite that exhibited one coincident anomalous station, (6) from the exploration program and possible one more, 15 if other elements are considered. The results are summarized as follows:

Element	Anomalous (ppb)	Sample Number
Cobalt	⩾23.1	(6), 15
Gold	⩾5.8	6, (11), (12)
Nickel	⩾89	6, 16, (17), (18)
Palladium	⩾0.11	8, 15, 16
Silver	⩾29	(1), 6, 7


117°42'30"
MONTE CRISTO RANGE
MAY 1
MAY 2
MAY 3
MAY 4
Mines
Well
Devils Gate
Castle Peak
Castle Peak Mine
38°05'
PROFESSIONAL
J. W. McLEOD
GEOSCIENTIST
N
NEVWEST EXPLORATIONS CORP.
MAY 1-4 M.C. T3N-R38E, SEC. 16
DEVILS GATE QUADRANGLE
CLAIM MAP
ESMERALDA CO., NEVADA
0
500
1000
1500 METRES
1000
2000
4000 FEET
SCALE: AS SHOWN
DATE: AUG. 2007
DRAWN BY: J.M.
FIGURE: 2
CHONG

Arsenic: St'n = 6, (7), 15, R'x 1 and S Stope
Copper: St'n = 6, 15, R'x 1&2
Moly: St'n = 6, 15
Lead: St'n = 2, 19
Rubidium: St'n = 1, 8, 21
Antimony: St'n = 6, 7
Tungsten: St'n = 6, 7

(-) refers to a sample value that is very close to being anomalous.

Recommendations

The MMI soil data displayed in the results of the GES and some other elements are in two instances somewhat anomalous, but the underlying frequency of coincidence is low and therefore the author finds it difficult to recommend further exploration work on this project. Of course the final decision to conduct more exploration or not on this property must be left to the Company.

Respectfully submitted,

James W. McLeod, P. Geo.
Consulting Geologist


Rp - Rx Sa.1
MMI-1
Pgb-Rx Sa.2
MMI-2
Pgb-Rx Sa.3
MMI-3
Pgb-Rx Sa.4
MMI-4
Pgb-Rx Sa.5
MMI-5
Rp-Rx Sa.6
MMI-6
MAY 1
MAY 2
MAY 3
MAY 4
Rp
Sh
MMI-7
MMI-8
"S. Stope"
Rx Sa.7
PROPERTY ROAD
PROPERTY ACCESS ROAD
MMI-9
MMI-10
MMI-11
MMI-12
MMI-13
MMI-14
MMI-15
MMI-16
MMI-17
MMI-18
MMI-19
MMI-20
MMI-21
Cuprite
(oxid.)
b
N034°/80°E
to N020°/85°E

Rp	Ryolite "quartz-eye" porphyry
Pgb	Purple matrix green (replaced feldspars) basalt ; b = dark brown basalt.
Sh	Black shale ? in major fault
(dashed outline)	Outcrop
(fault symbol)	Fault
MMI	Mobile Metal Ion sample
Rx Sa.	Rock sample
(symbols)	Shaft , adit

PROFESSIONAL GEOSCIENTIST
J. W. McLEOD
BRITISH COLUMBIA

N

NEVWEST EXPLORATIONS CORP.

MAY 1-4 CLAIMS T3N-R38E, SECT. 16

DEVILS GATE QUADRANGLE

GEOLOGY and SAMPLE LOCATION MAP

ESMERALDA CO., NEVADA

0 100 200 400 800 FEET
0 50 100 200 METRES

SCALE 1: 4800	DATE : JULY 2008
DRAWN BY : J.M.	FIGURE : 5

CHONG

Appendix 1: Mobile Metal Ion (MMI-M) Geochemical Soil Data.

ALS Chemex
EXCELLENCE IN ANALYTICAL CHEMISTRY
ALS USA Inc.
994 Glendale Avenue, Unit 3
Sparks NV 89431-5730
Phone: 775 356 5395 Fax: 775 355 0179 www.alschemex.com

To: **WESTERN MINERALS INC**
4590 DEODAR ROAD
PO BOX 3540
SILVER SPRINGS NV 89429

Finalized Date: 29-MAY-2008
This copy reported on 21-JUL-2008
Account: WMIN

CERTIFICATE RE08048239

Project: MAYP
P.O. No.:
This report is for 21 Other samples submitted to our lab in Reno, NV, USA on 23-APR-2008.
The following have access to data associated with this certificate:
JAMES MCLEOD

SAMPLE PREPARATION

ALS CODE	DESCRIPTION
WEI-21	Received Sample Weight
LOG-22	Sample login - Rcd w/o BarCode

ANALYTICAL PROCEDURES

ALS CODE	DESCRIPTION	INSTRUMENT
ME-MS18	MMI-M - Complete Multi element package	ICP-MS

The results of this assay were based solely upon the content of the sample submitted. Any decision to invest should be made only after the potential investment value of the claim or deposit has been determined based on the results of assays of multiple samples of geological materials collected by the prospective investor or by a qualified person selected by him/her and based on an evaluation of all engineering data which is available concerning any proposed project.

To: **WESTERN MINERALS INC**
ATTN: JAMES MCLEOD
4590 DEODAR ROAD
PO BOX 3540
SILVER SPRINGS NV 89429

This is the Final Report and supersedes any preliminary report with this certificate number. Results apply to samples as submitted. All pages of this report have been checked and approved for release.

Signature: W. Abbott
Wayne Abbott, Operations Manager, Western Australia

ALS Chemex
EXCELLENCE IN ANALYTICAL CHEMISTRY
ALS USA Inc.
994 Glendale Avenue, Unit 3
Sparks NV 89431-5730
Phone: 775 356 5395 Fax: 775 355 0179 www.alschemex.com

To: **WESTERN MINERALS INC**
4590 DEODAR ROAD
PO BOX 3540
SILVER SPRINGS NV 89429

Finalized Date: 29-MAY-2008
Account: WMIN

Project: MAYP

CERTIFICATE OF ANALYSIS RE08048239

Sample Description	WEI-21	ME-MS18	ME-MS18	ME-MS18	ME-MS18	ME-MS18	ME-MS18	ME-MS18	ME-MS18	ME-MS18	ME-MS18	ME-MS18	ME-MS18	ME-MS18	ME-MS18
Analyte	Recvd Wt.	Ag	As	Au	Ba	Bi	Ca	Cd	Ce	Co	Cr	Cu	Er	Fe	Gd
Units	kg	ppb	ppb	ppb	ppb	ppb	ppm	ppb	ppb	ppb	ppb	ppb	ppb	ppm	ppb
LOR	0.02	0.1	1	0.1	10	3	0.2	1	0.1	0.3	1	10	0.1	0.1	0.1
602131	0.36	27.8	21	4.9	2680	<3	615	3	8.1	9.7	<1	170	0.9	0.2	1.0
602132	0.52	22.0	27	2.6	2300	<3	529	7	6.3	18.3	<1	230	0.6	0.3	0.7
602133	0.42	20.1	7	2.8	3560	<3	751	5	14.3	10.0	<1	180	1.1	0.1	1.2
602134	0.46	14.3	13	1.5	2020	<3	608	3	5.8	13.7	<1	250	0.5	0.2	0.6
602135	0.34	21.4	30	3.1	2300	<3	520	3	7.9	7.3	<1	110	0.5	0.3	0.8
602136	0.38	43.8	133	8.1	190	<3	599	3	2.4	22.9	<1	370	0.5	0.3	0.5
602137	0.40	29.1	96	4.2	1290	<3	468	3	4.3	17.5	<1	210	0.3	0.5	0.5
602138	0.46	18.3	7	0.9	2040	<3	502	5	10.4	7.7	<1	320	4.2	0.3	5.3
602139	0.46	7.6	27	1.5	2010	<3	697	2	2.4	8.2	<1	130	0.3	0.3	0.3
602140	0.42	3.7	19	0.9	1620	<3	597	1	1.9	3.0	<1	60	0.2	<0.1	0.2
602141	0.34	9.0	29	5.3	2830	<3	740	2	3.1	5.1	<1	110	0.3	0.1	0.3
602142	0.46	6.2	29	5.4	2020	<3	626	2	2.4	3.7	<1	70	0.2	0.1	0.2
602143	0.50	4.2	22	1.1	2570	<3	575	2	2.5	5.2	<1	100	0.3	0.1	0.3
602144	0.36	7.7	9	0.2	2080	<3	703	4	5.1	9.8	<1	140	0.3	0.3	0.3
602145	0.46	3.0	115	0.4	90	<3	>1000	2	<0.1	42.0	<1	1130	0.7	0.2	0.2
602146	0.44	5.3	8	0.3	3490	<3	>1000	1	0.2	17.4	<1	190	1.7	0.2	1.5
602147	0.42	6.1	<1	0.2	1360	<3	>1000	1	1.5	15.0	<1	180	0.5	0.2	0.3
602148	0.46	9.4	10	0.2	2250	<3	889	2	1.1	13.6	<1	150	0.2	0.2	0.2
602149	0.32	3.3	50	0.4	680	<3	706	1	0.9	7.1	<1	80	0.4	1.5	0.3
602150	0.46	6.2	17	0.5	2370	<3	712	3	2.2	10.8	<1	100	0.2	1.9	0.2
602151	0.46	12.9	14	3.3	790	<3	434	5	0.8	6.1	<1	140	0.2	2.0	0.2

ALS Chemex
EXCELLENCE IN ANALYTICAL CHEMISTRY
ALS USA Inc.
994 Glendale Avenue, Unit 3
Sparks NV 89431-5730
Phone: 775 356 5395 Fax: 775 355 0179 www.alschemex.com

To: **WESTERN MINERALS INC**
4590 DEODAR ROAD
PO BOX 3540
SILVER SPRINGS NV 89429

Finalized Date: 29-MAY-2008
Account: WMIN

Project: MAYP

CERTIFICATE OF ANALYSIS RE08048239

Sample Description	Method	ME-MS18	ME-MS18	ME-MS18	ME-MS18	ME-MS18	ME-MS18	ME-MS18	ME-MS18	ME-MS18	ME-MS18	ME-MS18	ME-MS18	ME-MS18	ME-MS18	ME-MS18
	Analyte	La	Li	Mg	Mn	Mo	Nb	Nd	Ni	Pb	Pd	Pr	Rb	Sb	Sc	Sm
	Units	ppb	ppb	ppm	ppm	ppb	ppb	ppb	ppb	ppb	ppb	ppb	ppb	ppb	ppb	ppb
	LOR	0.1	0.2	0.01	0.01	5	0.1	0.1	3	10	0.1	0.1	5	1	3	0.1
602131		0.4	134.5	51.7	1.27	<5	0.3	0.1	33	70	0.1	0.1	102	2	8	0.2
602132		1.2	95.2	58.3	2.76	17	0.2	0.4	43	150	<0.1	0.2	96	1	7	0.2
602133		0.1	134.5	37.4	1.32	<5	0.3	0.1	30	40	0.1	<0.1	80	1	7	0.3
602134		0.2	90.4	55.8	1.43	<5	0.1	<0.1	49	30	<0.1	0.1	92	2	7	0.1
602135		0.2	89.6	37.1	0.71	<5	<0.1	0.2	19	50	0.1	0.1	67	1	5	0.2
602136		0.3	224	28.5	1.80	384	0.2	<0.1	101	40	<0.1	<0.1	63	12	9	0.1
602137		0.3	157.5	42.7	2.35	28	0.1	<0.1	34	50	<0.1	0.1	96	5	7	0.1
602138		0.3	85.3	78.8	0.88	<5	0.3	1.3	78	30	0.2	0.2	154	1	5	1.8
602139		<0.1	51.1	109.0	0.81	<5	<0.1	<0.1	24	40	0.1	<0.1	37	1	5	<0.1
602140		0.4	38.9	93.8	0.34	<5	0.2	0.1	15	20	0.1	0.1	31	<1	4	<0.1
602141		0.4	58.4	130.5	0.54	<5	0.1	<0.1	25	40	<0.1	0.1	37	1	6	<0.1
602142		0.3	44.8	100.5	0.46	<5	0.1	<0.1	16	30	<0.1	<0.1	35	1	5	<0.1
602143		0.2	37.0	76.6	0.61	<5	0.1	<0.1	19	20	0.1	<0.1	43	1	5	<0.1
602144		0.4	53.3	92.2	0.98	<5	0.2	<0.1	38	60	0.1	0.1	35	<1	6	0.1
602145		<0.1	192.5	>1000	1.21	351	<0.1	<0.1	34	80	0.5	<0.1	59	<1	5	<0.1
602146		<0.1	137.0	219	0.44	<5	<0.1	<0.1	89	30	0.2	<0.1	14	1	8	0.2
602147		<0.1	37.9	260	0.49	<5	<0.1	<0.1	77	20	0.1	<0.1	22	1	8	<0.1
602148		<0.1	35.5	148.0	0.55	<5	0.1	<0.1	70	30	0.1	<0.1	51	1	6	<0.1
602149		<0.1	20.2	186.5	0.62	8	0.1	<0.1	20	150	0.1	<0.1	23	1	6	<0.1
602150		<0.1	52.6	91.0	1.03	<5	0.1	<0.1	29	70	0.1	<0.1	46	1	5	<0.1
602151		0.1	52.7	98.2	1.42	<5	0.3	<0.1	30	30	0.1	<0.1	199	1	5	<0.1

ALS Chemex
EXCELLENCE IN ANALYTICAL CHEMISTRY
ALS USA Inc.
994 Glendale Avenue, Unit 3
Sparks NV 89431-5730
Phone: 775 356 5395 Fax: 775 355 0179 www.alschemex.com

To: WESTERN MINERALS INC
4590 DEODAR ROAD
PO BOX 3540
SILVER SPRINGS NV 89429

Finalized Date: 29-MAY-2008
Account: WMIN

Project: MAYP

CERTIFICATE OF ANALYSIS RE08048239

Sample Description	Method / Analyte / Units / LOR	ME-MS18 Sn ppb 0.2	ME-MS18 Sr ppb 10	ME-MS18 Tb ppb 0.1	ME-MS18 Te ppb 1	ME-MS18 Th ppb 1	ME-MS18 Ti ppb 10	ME-MS18 Tl ppb 10	ME-MS18 U ppb 1	ME-MS18 W ppb 0.2	ME-MS18 Y ppb 0.1	ME-MS18 Yb ppb 0.1	ME-MS18 Zn ppb 20	ME-MS18 Zr ppb 1
602131		<0.2	13000	0.2	<1	1	20	<10	4	9.1	7.9	1.3	<20	3
602132		<0.2	11400	0.1	<1	<1	10	<10	8	11.6	4.7	0.6	30	9
602133		<0.2	11400	0.2	<1	1	10	<10	2	4.7	9.1	1.5	<20	3
602134		<0.2	11000	0.1	<1	<1	20	<10	3	7.8	3.8	0.7	<20	3
602135		<0.2	7540	0.1	<1	<1	20	<10	5	4.0	4.0	0.6	20	4
602136		<0.2	9730	0.1	<1	<1	20	<10	15	23.2	4.0	0.7	20	2
602137		<0.2	9090	0.1	<1	<1	20	<10	11	12.8	2.9	0.5	<20	3
602138		<0.2	9790	1.1	<1	2	10	<10	3	4.5	32.4	4.9	20	5
602139		<0.2	14500	<0.1	<1	<1	10	<10	4	5.2	2.0	0.4	20	3
602140		<0.2	12700	<0.1	<1	<1	10	<10	3	3.3	1.3	0.3	<20	3
602141		<0.2	15400	0.1	<1	<1	10	<10	4	4.8	2.6	0.6	<20	3
602142		<0.2	12400	<0.1	<1	<1	10	<10	3	4.1	1.5	0.3	<20	2
602143		<0.2	10900	<0.1	<1	<1	10	<10	3	4.2	2.3	0.5	<20	3
602144		<0.2	21300	<0.1	<1	<1	10	<10	4	4.1	2.5	0.6	<20	4
602145		<0.2	17100	<0.1	2	<1	30	<10	180	0.5	3.5	1.1	60	9
602146		<0.2	35300	0.3	<1	<1	20	<10	9	4.4	11.1	2.5	<20	2
602147		<0.2	25100	<0.1	<1	<1	10	<10	4	3.3	2.6	1.2	<20	3
602148		<0.2	19300	<0.1	<1	<1	10	<10	4	2.6	1.8	0.5	<20	3
602149		<0.2	20400	<0.1	<1	<1	10	<10	6	4.9	2.7	0.6	<20	2
602150		<0.2	18600	<0.1	<1	<1	10	<10	3	3.8	1.6	0.4	<20	3
602151		<0.2	6290	<0.1	<1	<1	20	<10	3	5.9	1.7	0.3	<20	4

Appendix 2: Rock Sample Analyses (Aqua Regia, FA and ICP)

ALS Chemex

EXCELLENCE IN ANALYTICAL CHEMISTRY

ALS USA Inc.

994 Glendale Avenue, Unit 3
Sparks NV 89431-5730
Phone: 775 356 5395 Fax: 775 355 0179 www.alschemex.com

To: **WESTERN MINERALS INC**
4590 DEODAR ROAD
PO BOX 3540
SILVER SPRINGS NV 89429

Finalized Date: 5-JUN-2008
This copy reported on 21-JUL-2008
Account: WMIN

CERTIFICATE RE08051740

Project: MAYP
P.O. No.:
This report is for 7 Rock samples submitted to our lab in Reno, NV, USA on 23-APR-2008.

The following have access to data associated with this certificate:

JAMES MCLEOD

SAMPLE PREPARATION

ALS CODE	DESCRIPTION
WEI-21	Received Sample Weight
PUL-31	Pulverize split to 85% <75 um
SPL-21	Split sample - riffle splitter
CRU-31	Fine crushing - 70% <2mm
LOG-22	Sample login - Rcd w/o BarCode

ANALYTICAL PROCEDURES

ALS CODE	DESCRIPTION	INSTRUMENT
ME-ICP41	35 Element Aqua Regia ICP-AES	ICP-AES
Au-ICP21	Au 30g FA ICP-AES Finish	ICP-AES

The results of this assay were based solely upon the content of the sample submitted. Any decision to invest should be made only after the potential investment value of the claim or deposit has been determined based on the results of assays of multiple samples of geological materials collected by the prospective investor or by a qualified person selected by him/her and based on an evaluation of all engineering data which is available concerning any proposed project.

To: **WESTERN MINERALS INC**
ATTN: JAMES MCLEOD
4590 DEODAR ROAD
PO BOX 3540
SILVER SPRINGS NV 89429

This is the Final Report and supersedes any preliminary report with this certificate number. Results apply to samples as submitted. All pages of this report have been checked and approved for release.

Signature:

Colin Ramshaw, Vancouver Laboratory Manager

ALS Chemex

EXCELLENCE IN ANALYTICAL CHEMISTRY

ALS USA Inc.

994 Glendale Avenue, Unit 3
Sparks NV 89431-5730
Phone: 775 356 5395 Fax: 775 355 0179 www.alschemex.com

To: **WESTERN MINERALS INC**
4590 DEODAR ROAD
PO BOX 3540
SILVER SPRINGS NV 89429

Finalized Date: 5-JUN-2008
Account: WMIN

Project: MAYP

CERTIFICATE OF ANALYSIS RE08051740

Sample Description	Method	WEI-21	Au-ICP21	ME-ICP41	ME-ICP41	ME-ICP41	ME-ICP41	ME-ICP41	ME-ICP41	ME-ICP41	ME-ICP41	ME-ICP41	ME-ICP41	ME-ICP41	ME-ICP41	ME-ICP41
	Analyte	Recvd Wt.	Au	Ag	Al	As	B	Ba	Be	Bi	Ca	Cd	Co	Cr	Cu	Fe
	Units	kg	ppb	ppm	%	ppm	ppm	ppm	ppm	ppm	%	ppm	ppm	ppm	ppm	%
	LOR	0.02	1	0.2	0.01	2	10	10	0.5	2	0.01	0.5	1	1	1	0.01
RX 1		0.48	73	0.4	0.35	205	10	80	<0.5	<2	0.22	<0.5	1	6	74	0.71
RX 2		0.34	11	0.2	0.24	59	<10	330	<0.5	<2	0.05	<0.5	1	10	49	1.72
RX 3		0.82	55	<0.2	0.29	46	<10	80	1.2	2	1.24	<0.5	2	7	8	0.47
RX 4		0.88	3	0.3	0.18	52	<10	270	0.7	<2	0.06	0.5	2	18	3	0.80
RX 5		0.66	5	<0.2	0.68	76	<10	50	1.2	<2	0.22	<0.5	<1	4	4	1.16
RX 6		0.74	2	<0.2	0.50	<2	10	150	<0.5	2	0.98	<0.5	1	2	2	1.34
S Slope		0.72	334	0.8	0.47	112	<10	30	2.9	<2	0.75	<0.5	<1	6	9	0.56

ALS Chemex
EXCELLENCE IN ANALYTICAL CHEMISTRY
ALS USA Inc.
994 Glendale Avenue, Unit 3
Sparks NV 89431-5730
Phone: 775 356 5395 Fax: 775 355 0179 www.alschemex.com

To: **WESTERN MINERALS INC**
4590 DEODAR ROAD
PO BOX 3540
SILVER SPRINGS NV 89429

Finalized Date: 5-JUN-2008
Account: WMIN

Project: MAYP

CERTIFICATE OF ANALYSIS RE08051740

Sample Description	Method / Analyte / Units / LOR	ME-ICP41 Ga ppm 10	ME-ICP41 Hg ppm 1	ME-ICP41 K % 0.01	ME-ICP41 La ppm 10	ME-ICP41 Mg % 0.01	ME-ICP41 Mn ppm 5	ME-ICP41 Mo ppm 1	ME-ICP41 Na % 0.01	ME-ICP41 Ni ppm 1	ME-ICP41 P ppm 10	ME-ICP41 Pb ppm 2	ME-ICP41 S % 0.01	ME-ICP41 Sb ppm 2	ME-ICP41 Sc ppm 1	ME-ICP41 Sr ppm 1
RX 1		<10	<1	0.18	30	0.11	42	1	0.04	3	90	13	0.08	10	<1	51
RX 2		<10	<1	0.13	10	0.03	31	3	0.01	2	60	3	0.06	2	<1	29
RX 3		<10	<1	0.15	10	0.03	175	1	0.02	7	30	5	0.03	3	<1	122
RX 4		<10	<1	0.14	10	0.02	159	1	0.03	3	70	10	0.05	2	<1	24
RX 5		<10	<1	0.34	20	0.07	36	1	0.01	1	320	15	0.05	4	1	41
RX 6		<10	<1	0.35	30	0.17	194	3	0.04	<1	150	10	0.12	<2	1	69
S Stope		<10	1	0.27	30	0.04	229	6	0.01	2	40	7	0.04	8	<1	38

ALS Chemex
EXCELLENCE IN ANALYTICAL CHEMISTRY
ALS USA Inc.
994 Glendale Avenue, Unit 3
Sparks NV 89431-5730
Phone: 775 356 5395 Fax: 775 355 0179 www.alschemex.com

To: **WESTERN MINERALS INC**
4590 DEODAR ROAD
PO BOX 3540
SILVER SPRINGS NV 89429

Finalized Date: 5-JUN-2008
Account: WMIN

Project: MAYP

CERTIFICATE OF ANALYSIS RE08051740

Sample Description	Method / Analyte / Units / LOR	ME-ICP41 Th ppm 20	ME-ICP41 Ti % 0.01	ME-ICP41 Tl ppm 10	ME-ICP41 U ppm 10	ME-ICP41 V ppm 1	ME-ICP41 W ppm 10	ME-ICP41 Zn ppm 2
RX 1		<20	<0.01	<10	<10	5	<10	44
RX 2		<20	<0.01	<10	<10	20	<10	8
RX 3		<20	<0.01	<10	<10	3	<10	29
RX 4		<20	<0.01	<10	<10	10	<10	21
RX 5		<20	<0.01	<10	<10	11	<10	18
RX 6		<20	0.04	<10	<10	11	<10	20
S Stope		<20	<0.01	<10	<10	4	<10	16